UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2012

RACKWISE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-1763172	26-3439890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 California Street, Suite 2450 San Francisco, CA
(Address of principal executive offices, including zip code)

(415) 946-8949
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers

On January 6, 2012, Emmett DeMoss resigned as the Executive Chairman of our Board of Directors and as a director. On January 6, 2012 Guy A. Archbold was appointed as the new Executive Chairman of our Board of Directors and Michael Feinberg was appointed as a director to fill the vacated positions. Following his resignation, Mr. DeMoss was designated as our Chairman Emeritus. Mr. DeMoss continues to work for us in an employee capacity.

Mr. Feinberg has 45 years of experience as a property developer, owner and investor.  He has owned and/or developed residential and office buildings in the greater metropolitan New York and South Florida areas.  During at least the past five years, Mr. Feinberg has been the owner and designed the course at The Club at Emerald Hills in Hollywood, Florida. He was also one of the earlier financiers of Ultimate Software, a leading provider of end-to-end strategic human resources, payroll and talent management solutions and is an investor in the funds managed by Black Diamond Financial Group LLC, a manager of limited partnerships involved in venture capital investments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKWISE, INC.

Dated: January 12, 2012	By:	/s/ Guy A. Archbold
Guy A. Archbold President